EXHIBIT 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Agreement") is made effective this 30th day of August, 2022, between 2900 Madison Ave Holdings, LLC, a Michigan limited liability company, of 55 Campau Ave. NW, Suite 300, Grand Rapids, Michigan 49503 ("Debtor") and NJD Investments, LLC, a Michigan limited liability, of 2960 Madison Avenue SE, Grand Rapids, MI 49548 ("Secured Party").

1. Secured Interest

A. The Debtor hereby grants to the Secured Party a security interest in all accounts, chattel paper (both tangible and electronic), goods, inventory, equipment, fixtures, payment intangibles, general intangibles, software, instruments, letters of credit, letter-of-credit rights, money, documents, deposit accounts, investment property, commodity contracts, commodity accounts, crops, farm products, timber to be cut, oil, gas and other minerals before extraction, as-extracted collateral, vehicles, manufactured homes and supporting obligations, and all products and their proceeds, whether now owned or later acquired (the "Collateral"). Terms used in the preceding collateral description shall have the respective meanings accorded such terms in the Uniform Commercial Code as enacted in the State of Michigan as of the date of this Agreement.

B. The security interest hereby granted is to secure any and all Indebtedness of Debtor to Secured Party. The word "Indebtedness" as used herein means any and all sums which may become due to Secured Party by Debtor under that certain Promissory Note dated August 1, 2022 in the original principal sum of $1,136,000 (the "Note"), as may be extended, renewed, modified, or amended from time to time, and such sums as may be due to Secured Party pursuant to the terms of this Agreement.

2. Representations and Warranties. Debtor represents, warrants and agrees that at all times this Agreement is in effect:

A. Except for any security interest granted pursuant to this Agreement, the Debtor has good and marketable title to the Collateral, free from any adverse liens, security interests or encumbrances.

B. Subject to any limitations stated therein, or in connection therewith, all information furnished by the Debtor to the Secured Party concerning the Collateral is, or will be at the time the same is furnished, accurate and complete in all material respects.

C. Debtor's exact legal name is as set out in the beginning of this Agreement. Any business conducted by Debtor under any assumed name shall be subject to this Agreement and any assets now or hereafter owned by Debtor under any assumed name shall be subject to the security interest granted by this Agreement. Debtor will immediately notify the Secured Party of any change in its name.

D. Debtor's principal place of business in the State of Michigan is located at 2960 Madison Ave SE, Grand Rapids, Michigan 49548.

1

E. Debtor's federal employer tax identification number is ____________________.

F. Debtor is organized in the State of Michigan.

3. Agreements of Debtor. Debtor agrees that at all times this Agreement is in effect:

A. Collateral Location. The Collateral shall not be kept at any location other than 2960 Madison Ave SE, Grand Rapids, Michigan 49548, unless Debtor provides Secured Party with written notice that all or any portion of the Collateral will be located at a different location of Debtor within the State of Michigan.

B. Use of Collateral. The Collateral shall be used only for business purposes.

C. Transfer of Collateral. Except for sales of inventory in the ordinary course of business, Debtor shall not sell, assign, rent, lend or otherwise dispose of any interest in the Collateral without the prior written consent of the Secured Party.

D. Ownership; No Liens. Debtor owns and shall preserve the Collateral (and, as to after-acquired Collateral, shall own and preserve the same) free and clear of all taxes, liens, claims and security interests other than in favor of the Secured Party. Debtor shall defend the Collateral against all claims of anyone claiming an interest therein or tax or lien thereon. Notwithstanding the above, Secured Party agrees that its lien will be subject to a subsequent lien in favor of a party unaffiliated with Debtor securing bona fide purchase money financing of personal property acquired after the date hereof with the proceeds of said financing.

E. Financing Statements, Titles, Etc. Promptly upon the reasonable request of the Secured Party, Debtor shall execute and deliver to the Secured Party all financing statements, security agreements, applications for certificates of title and other instruments and documents which the Secured Party may request for the purpose of implementing or confirming the terms of this Agreement, all of which shall be in a form reasonably satisfactory to the Secured Party. Debtor hereby irrevocably appoints the Secured Party, or any of its officers, as its true and lawful attorney, with full power of substitution, in the name of Debtor, to execute and file, at any time, any financing statement, continuation statement or amendments thereto, which is necessary to protect, perfect or maintain the security interests and liens granted to the Secured Party.

F. Collateral and Business Records. All records and information maintained by Debtor with respect to the Collateral and its account debtors and all other information set forth in any writing now or hereafter furnished to the Secured Party by Debtor shall be true and correct as of the date furnished. Debtor shall maintain accurate and complete records of the Collateral. All records of Debtor relating to the Collateral, its account debtors and any of the Debtor's financial affairs shall be maintained by Debtor at its principal place of business and shall not be removed therefrom without the prior written approval of the Secured Party.

2

G. Maintenance and Warranties. Debtor shall take reasonable actions to protect the Collateral from damage, deterioration or injury. Debtor shall take reasonable actions to keep in force any manufacturer's and seller's warranties with respect to the Collateral.

H. Compliance With Law. Debtor shall not use the Collateral for any unlawful purpose nor in violation of any statute or ordinance.

I. Taxes and Charges. Debtor shall promptly pay when due all taxes, assessments, fees, licenses and charges upon or necessary for the use or operation of the Collateral.

J. Insurance. All Collateral shall be insured from loss by fire, theft and other casualties (including extended coverage) in an amount, in a manner and with companies satisfactory to the Secured Party in its reasonable discretion. Such insurance shall be payable to Debtor and the Secured Party as their interests may appear. Debtor shall provide proof of insurance satisfactory to the Secured Party upon request. All insurance policies shall provide that the Secured Party must receive at least thirty (30) days prior written notice before any cancellation, non-renewal or reduction in coverage. After the occurrence of an Event of Default, the Secured Party may (but need not), in its own name or in Debtor's name, execute and deliver proofs of claim, receive money due under such insurance policies, endorse checks and other instruments representing payment of such money, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

K. Inspection. The Secured Party may take any actions reasonably necessary or convenient to ascertain the existence, condition and value of the Collateral. Upon Debtors receipt of reasonable advance notice at least 48 hours in advance, Debtor shall permit representatives of the Secured Party to visit and inspect any of the properties and facilities of Debtor and examine, copy (by electronic or other means) and abstract any of the books and accounting and Collateral records of Debtor at a reasonable time and as often as may be reasonably desired by the Secured Party.

L. Actions by the Secured Party; Reimbursement. The Secured Party may immediately take any action or pay any sum required to be done or paid by Debtor under this Agreement if the Secured Party, in its reasonable discretion, determines that it is necessary to do so in order to protect, preserve or maintain the Collateral or the rights of the Secured Party therein. The amount of such payment or the cost of doing such act shall be immediately paid by Debtor to the Secured Party, shall be added to the Indebtedness secured hereby, and shall bear interest at the highest rate specified in the Note from the date incurred by the Secured Party until paid. No act done or amount paid by the Secured Party under this Section shall be deemed to constitute a waiver of any default of Debtor.

4. Default and Rights of the Secured Party.

A. Events of Default. Occurrence of any of the following events shall constitute an Event of Default under this Agreement:

3

i. Non-payment when due, by default, demand, maturity, or otherwise, of any of the Indebtedness, including, without limitation, the Note, following any applicable cure period;

ii. Failure of Debtor to comply with any term of this Agreement, any of the documents evidencing the Indebtedness, or any agreement between Debtor and the Secured Party, including, without limitation, the terms of the Note, and such failure continues for thirty (30) days after Debtor’s receipt of written notice of such failure from Secured Party (unless such failure is not reasonably capable of being cured within such thirty (30) day period, in which case there shall not be an Event of Default so long as Debtor commences curing such default within such thirty (30) day period and thereafter diligently pursues such cure to completion).

iii. Debtor shall be involved in financial difficulties as evidenced by: (1) An attachment made on the property or assets of Debtor which shall not be discharged within forty-five (45) days from the making thereof; or (2) an admission in a written notice by Debtor to the Secured Party of Debtor's inability to pay Debtor's debts generally as they become due; or (3) the making of an assignment by Debtor for the benefit of creditors; or (4) Debtor's consenting to the appointment of a receiver for all or a substantial part of Debtor's property; or (5) Debtor's filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Act or an answer or admission seeking the relief therein provided; or (6) Debtor's being adjudicated a bankrupt; or (7) the entry of a court order appointing a receiver or trustee for all or a substantial part of the property of the Debtor, or approving a petition filed against Debtor for or effecting an arrangement in bankruptcy or for reorganization or for any other judicial modification or adjustment of the rights or creditors, which order shall not be vacated, set aside or stayed within forty-five (45) days of the date of entry.

iv. The dissolution of the Debtor;

v. Cessation of the normal business operations of Debtor;

vi. The occurrence of any of the following events: (1) the sale or transfer of 50% or more of the total voting membership interests of Debtor; or (2) the sale or transfer of all or substantially all of the assets of Debtor;

vii. Failure of Debtor to pay, when due, any material federal, state, or local tax, assessment, withheld tax, or similar obligation;

viii. Any other secured party declares Debtor to be in default under any document, note, agreement, or instrument which the Debtor has executed and delivered to such secured party.

4

B. Secured Party's Rights Upon Default. Upon occurrence of an Event of Default, all of the Indebtedness (regardless of any contrary terms thereof) shall, at the option of the Secured Party, be immediately due and payable without demand or notice, and the Secured Party may exercise any of the rights and remedies of a creditor under the Uniform Commercial Code, any other law, or any court rule and/or take any one or more of the actions specified below (which rights and remedies are cumulative) without notice and without providing Debtor or any guarantor or surety for Debtor with a hearing:

i. Exercise any right or action set forth herein or in any of the documents evidencing the Indebtedness.

ii. Institute legal proceedings to foreclose the lien and security interest described herein; recover judgment on the Indebtedness; and/or sell any or all of the Collateral.

iii. Personally or by agents or attorneys, enter upon any premises where the Collateral or any part thereof may then be located, and take possession of all or any part thereof and/or render it unusable.

iv. Hold, store, and keep idle, or lease, operate, remove or otherwise use or permit the use of, the Collateral or any part thereof, for such time and upon such terms as the Secured Party may in its sole discretion deem to be in its best interest. Demand, collect and retain all rentals, earnings, and other sums due and to become due with respect to the Collateral from any party, accounting only for net earnings, if any, arising from such use (unless the Collateral is retained in satisfaction of the indebtedness, in which case no accounting will be necessary). The net earnings may be applied against the Indebtedness. Charge against all receipts from use of the Collateral or from the sale thereof, by court proceedings or pursuant to the subsection below, all other costs, expenses, charges, damages, and other losses resulting from such use.

v. Without being responsible for loss or damage to the Collateral, sell, lease and dispose of, or cause to be sold, leased and disposed of, all or, any part of the Collateral at one or more public or private sales, leasings or other dispositions, at such places and times and on such terms and conditions as the Secured Party deems fit, without any previous demand or advertisement. The Secured Party will give notice to Debtor of any such sale, lease or other disposal if and in the manner required by law. Except as provided herein, all notice of sale, lease, or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, any obligation of a prospective purchaser or lessee to inquire as to the power and authority of the Secured Party to sell, lease or otherwise dispose of the Collateral, and any obligations of a prospective purchaser or lessee to inquire as to the application by the Secured Party of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are hereby expressly waived by Debtor to the fullest extent permitted by such law.

5

C. Proceeds of Collateral. Proceeds of any collection or disposition by the Secured Party of any of the Collateral may be applied by the Secured Party first to the reasonable expense of retaking, conserving, collecting (by suit or otherwise) or disposing of (by sale or otherwise) the Collateral, including reasonable attorneys' fees and legal expenses incurred, and then to the satisfaction of all the Indebtedness secured hereby in such order of application as the Secured Party elects. After such application and any further application required by law, the Secured Party will account to Debtor for any surplus and Debtor and every guarantor of Debtor shall remain liable to the Secured Party for any deficiency.

5. General Provisions.

A. Although Secured Party has no duty to grant any extension or indulgence, the filing of a renewal financing statement shall be notice of Secured Party's security interest for five years after the date of such filing in contemplation of any extensions, indulgences or refinancing which may be granted.

B. The Debtor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Secured Party may reasonably require for the purpose of more completely vesting in and assuring to the Secured Party the Secured Party's rights hereunder and in or to the Collateral.

C. Any notices or demands which by provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by being served personally, sent by United States mail, postage prepaid, or sent by a nationally recognized overnight carrier, in each case to the Debtor at the address at which the Secured Party customarily communicates with Debtor. Delivery is completed upon personal service, or in the case of United States Mail or overnight carrier, on the day after deposited with the carrier.

D. All expenses incurred by the Secured Party, including reasonable attorneys' fees and legal expenses, in seeking to collect or enforce any rights to or under the Collateral and, in case of default, incurred by the Secured Party in seeking to collect or enforce the Indebtedness secured hereby and enforce its rights hereunder (including participating or taking action in any bankruptcy or other insolvency proceeding of Debtor) shall be immediately reimbursed to the Secured Party by Debtor and shall be part of the Indebtedness secured by this Agreement.

E. The obligations of each of the undersigned under this Agreement, if there is more than one Debtor, shall be joint and several; each of the undersigned shall be individually liable for performance of and for all amounts due under this Agreement. All persons signing this Agreement on behalf of a corporation, partnership, trust or other entity warrant to the Secured Party that they are duly and properly authorized to execute this Agreement.

F. Nothing in this Agreement shall waive or restrict any right of the Secured Party granted in any other document or by law. No delay on the part of the Secured Party in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Secured Party of any right or remedy shall preclude any other future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the Secured Party of any default shall be effective unless in writing and signed by the Secured Party, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion. Acceptance of partial or late payments owing on any of the Indebtedness at any time shall not be deemed a waiver of any default.

6

G. All rights, remedies and security granted to the Secured Party herein are cumulative and in addition to other rights, remedies or security which may be granted elsewhere or by law. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision hereof shall be declared invalid or illegal it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Agreement.

H. Any reference to the Secured Party shall include any holder of the Indebtedness and any holder shall succeed to the Secured Party's rights under this Agreement. This Agreement shall bind the respective heirs, personal representatives, successors and assigns of Debtor.

I. This Agreement has been executed in Michigan and all of the rights, remedies and duties of the Secured Party and the Debtor shall be governed by the laws of the State of Michigan. Debtor agrees that any action against Debtor for enforcement of this Agreement may be brought in any municipal or State court in Kent County, Michigan, having jurisdiction of the subject matter; Debtor consents to personal jurisdiction over it by such courts; and consents to venue in such courts.

J. If any payment applied by the Secured Party to the Indebtedness is subsequently set aside, recovered, rescinded or otherwise required to be returned or disgorged by the Secured Party for any reason (pursuant to bankruptcy proceedings, fraudulent conveyance statutes, or otherwise), the Indebtedness to which the payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding the application, and shall be secured by the Collateral as fully as if the Secured Party had not received and applied the payment.

K. This Agreement is the joint product of the parties, and any ambiguity herein shall not be construed against the drafter, but rather the terms hereof shall be given a reasonable interpretation as if each party had in fact drafted the Agreement.

L. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature shall be deemed an original for purposes of this Agreement.

7

WHEREFORE, the parties have executed this Agreement the day and year written above.

Debtor: 2900 Madison Ave Holdings, LLC	Secured Party: NJD Investments, LLC

/s/ James E. Kras	/s/ Lori DeHaan
By: James Kras, Manager	By: Lori DeHaan, Manager

8